UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 DATE OF REPORT (Date of earliest event reported): November 29, 2023
MUELLER WATER PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32892	20-3547095
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1200 Abernathy Road N.E.
Suite 1200
Atlanta, Georgia 30328
(Address of Principal Executive Offices)
(770) 206-4200
(Registrant’s telephone number, including area code)
Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MWA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 8.01.    Other Events.
As previously announced on October 28, 2023, Mueller Water Products, Inc. (the “Company”) identified a cybersecurity incident impacting certain internal operational and information technology systems. Based on the information reviewed to date, the Company believes the unauthorized activity has been contained. All of the Company’s facilities are operational and have substantially returned to normalized operations.
This cybersecurity incident consisted of unauthorized access and deployment of ransomware by a third party to a portion of the Company’s internal information infrastructure. The incident caused disruptions and limitation of access to portions of the Company’s business applications supporting aspects of the Company’s operations and corporate functions, which limited the Company’s ability to take orders and ship products. The Company has largely restored the impacted applications and systems, and continues to execute business continuity and restoration plans for the remaining impacted applications and systems.
This cybersecurity incident disrupted access to certain systems and information required for the Company’s financial reporting. After restoring access to such systems and information, the Company has focused on verifying its data and completing its fiscal 2023 processes. Due to the timing of the incident, the Company will be delayed in filing its Annual Report on Form 10-K for the year ended September 30, 2023 (the “Form 10-K”). However, the Company currently expects to report its fiscal fourth quarter and fiscal 2023 results and file its Form 10-K no later than December 14, 2023, which is within the Rule 12b-25 period available to the Company for its Form 10-K. When the Company has greater certainty on the timing of the completion of its financial close and reporting processes, the Company will make an announcement related to the timing of its fourth quarter and fiscal 2023 earnings release and conference call.
The Company also identified a separate cybersecurity incident, which primarily related to a system that was end of life and was already in the process of being replaced in the ordinary course of business. The Company’s investigation and remediation efforts remain ongoing, including the analysis of data accessed, exfiltrated or otherwise impacted in connection with the cybersecurity incidents. The Company continues to evaluate the business, financial and related impacts of the cybersecurity incidents.
Forward-Looking Statements.
This Form 8-K contains certain statements that may be deemed “forward-looking statements” within the meaning of the federal securities laws. All statements that address activities, events or developments that the Company intends, expects, plans, projects, believes or anticipates will or may occur in the future are forward-looking statements, including, without limitation, statements regarding outlooks, projections, forecasts, expectations, and commitments. Forward-looking statements are based on certain assumptions and assessments made by the Company in light of the Company’s experience and perception of historical trends, current conditions and expected future developments. Such forward-looking statements may include, but are not limited to, the Company’s ongoing assessment of the impacts of the cybersecurity incident; the Company’s expectations regarding its ability to remediate the cybersecurity incident; further delays in the time required to verify some or all of the Company’s information systems; the impact of the incident on the Company’s ability to complete certain processes and procedures to finalize the Form 10-K; and the impact of the incident on the Company’s customers, business, operations and financial results.
Actual results and the timing of events may differ materially from those contemplated by the forward-looking statements due to a number of factors, including, without limitation, ongoing assessment of the incident, legal, reputational and financial risks resulting from the cybersecurity incident and the Company’s ability to adequately assess and remedy the incident, the effectiveness of the Company’s business continuity plans during the incident, the Company’s ability to recover under its cybersecurity insurance policies, and the other factors that are described in the section entitled “RISK FACTORS” in Item 1A of the Company’s most recent Annual Report on Form 10-K and later filings on Form 10-Q, as applicable. Forward-looking statements do not guarantee future performance and are only as of the date they are made. The Company undertakes no duty to update its forward-looking statements except as required by law. Undue reliance should not be placed on any forward-looking statements. You are advised to review any further disclosures the Company makes on related subjects in subsequent Forms 10-K, 10-Q, 8-K and other reports filed with the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Mueller Water Products, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 29, 2023	MUELLER WATER PRODUCTS, INC.

	By:	/s/ Steven S. Heinrichs
Steven S. Heinrichs
Executive Vice President, Chief Financial Officer and Chief Legal and Compliance Officer